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                                                                   Exhibit 10.03
                                                                 [SYMANTEC LOGO]

                     FY2002 EXECUTIVE ANNUAL INCENTIVE PLAN

                             CHIEF OPERATING OFFICER



This Annual Incentive Plan ("The Plan") issued by Symantec Corporation ("Symantec") is effective April 1, 2001, until otherwise stated. Symantec reserves the right to alter or cancel any or all such Plans for any reason at any time.


Symantec Corporation          Proprietary and Confidential                     1
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               FY2002 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

JOB CATEGORY:      PRESIDENT AND CHIEF OPERATING OFFICER

Purpose: Provide critical focus on specific, measurable goals and to provide incentive compensation upon their attainment.

Bonus Target:      The target incentive for this executive position is 75% of annual base salary

                   Annual base salary will be reviewed and established at the beginning of each fiscal year. Bonuses will be paid based on actual annual base salary earnings from time of eligibility in the Executive Incentive Plan through March 31, 2002.

Bonus Payments:    The incentive will be paid once annually. Payment will be
                   made within six weeks of the financial close of the fiscal year. Any payments made under this plan are at the sole discretion of the Board of Directors.

Components:        Three metrics will be used to determine the annual bonus
                   payment:

                   ----------------------------------------
                   METRIC                       WEIGHTING
                   ----------------------------------------
                   Corporate Revenue              37.5%
                   ----------------------------------------
                   Corporate Earnings per         37.5%
                   Share
                   ----------------------------------------
                   Individual Objectives           25%
                   ----------------------------------------

Achievement
Schedule:          The established threshold must be exceeded for each
                   respective metric before that portion of the metric will be paid. Payments for corporate results are uncapped. The individual objectives metric is capped at 150%.

Pro-ration:        The Annual Incentive Plan calculation will be based on all eligible base salary earnings for the year, and will be pro-rated based on the number of weeks of participation.

Eligibility:       The Plan participant must be a regular, full-time employee at the end of the fiscal year in order to participate. If the company grants an interim payment for any reason, the participant must be a regular, full-time employee at the end of that performance period in order to receive such payment.
                   A plan participant who leaves before the end of the fiscal year will not receive the end of the fiscal year payment under the Plan or any pro-ration thereof.

Exchange Rates:    The Corporate Performance metrics will not be adjusted for any fluctuating currency exchange rates. Actual growth numbers will be used.

Acquisition:       In the event of an acquisition or purchase of products or
                   technology, the Revenue Growth and Earnings per Share numbers will be adjusted to reflect the change and are to be approved by the Compensation Committee of the Board of Directors

Plan Provisions:   This plan supersedes any previous incentive or bonus plan
                   that may have been in existence. Those plans are null and void with the issuance of this plan for FY 2002.

                   Participating in the plan for FY 2002 does not guarantee participation in future incentive plans. Plan structures and participation will be determined on a year to year basis and are guidelines only.

                   The Board of Directors reserves the right to alter or cancel any or all such Plans for any reason at any time.


Symantec Corporation          Proprietary and Confidential                     2
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                   The Board of Directors, acting on behalf of the shareholders in their best interests, reserves the right to exercise their own judgment with regard to company performance in light of uncontrollable events including, but not limited to, currency fluctuations, business goal modification, and management changes.


Symantec Corporation          Proprietary and Confidential                     3